Exhibit 21.1
The Registrant has the following subsidiaries:
SouFun Media Technology (Beijing) Co., Ltd., incorporated in the People's Republic of China
Beijing SouFun Network Technology Co., Ltd., incorporated in the People's Republic of China
Beijing SouFun Information Consultancy Co., Ltd., incorporated in the People's Republic of China
Beijing Zhong Zhi Shi Zheng Information Technology Co., Ltd., incorporated in the People's Republic of China
Shanghai SouFun Information Co., Ltd., incorporated in the People's Republic of China
SouFun Information (Shenzhen) Co., Ltd., incorporated in the People's Republic of China
SouFun Information (Tianjin) Co., Ltd., incorporated in the People's Republic of China
SouFun Information (Guangzhou) Co., Ltd., incorporated in the People's Republic of China
China Index Academy Limited, incorporated in Hong Kong
Bravo Work Investments Limited, incorporated in Hong Kong
Max Impact Investments Limited, incorporated in Hong Kong
Selovo Investments Limited, incorporated in the British Virgin Islands
Pendiary Investments Limited, incorporated in the British Virgin Islands
The Registrant has the following consolidated controlled entities:
Beijing SouFun Internet Information Service Co., Ltd., incorporated in the People's Republic of China
Beijing Jia Tian Xia Advertising Co., Ltd., incorporated in the People's Republic of China
Beijing SouFun Science and Technology Development Co., Ltd., incorporated in the People's Republic of China
Beijing China Index Information Co., Ltd., incorporated in the People's Republic of China
Shanghai Jia Biao Tang Advertising Co., Ltd., incorporated in the People's Republic of China
Shanghai SouFun Advertising Co., Ltd., incorporated in the People's Republic of China
Beijing Century Jia Tian Xia Technology Development Co., Ltd., incorporated in the People's Republic of China
Tianjin Jia Tian Xia Advertising Co., Ltd., incorporated in the People's Republic of China
Shanghai China Index Consultancy Co., Ltd., incorporated in the People's Republic of China
Beijing Li Tian Rong Ze Technology Development Co., Ltd., incorporated in the People's Republic of China
Tianjin Xin Rui Jia Tian Xia Advertising Co., Ltd., incorporated in the People's Republic of China